UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 17, 2003
                                                  --------------------

                         CANTERBURY CONSULTING GROUP, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

Pennsylvania               0-15588                               23-2170505
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(State of           (Commission File           (IRS Employer Identification
Incorporation)            Number)                          Number)



352 Stokes Road, Suite 200,  Medford, New Jersey                 08055
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(Address of principal executive offices)                     (Zip Code)

Registrant's Telephone Number, including area code:  (609) 953-0044
                                                   -------------------

ITEM 5. OTHER EVENTS

Canterbury Consulting Group, Inc. is in process of exiting the public classroom portion of its information technology training business which had been provided by its wholly owned subsidiary, CALC/Canterbury Corp., at two locations in New York City and two locations in New Jersey.

The registrant's Board of Directors voted to withdraw from the public training market due to the cost of providing scheduled public classroom training facilities as well as the cost of providing personnel to maintain and operate these facilities, both of which were financially draining based on current levels of demand. As of December 1, 2003, Canterbury no longer offered scheduled public training as it had in the past.
Canterbury is working with its customers to transition the delivery platform from public training on a scheduled public classroom basis to private, custom training and training on demand at the customer's facility or at a Canterbury facility on a limited basis in New York City or New Jersey. In addition, the Company will continue to offer and will expand upon its ability and marketing efforts with respect to e-learning.

Canterbury Corporate University, Inc. has been formed to market and sell corporate and governmental training on a sub-contract basis for Canterbury Consulting Group's wholly owned subsidiaries, CALC/Canterbury Corp., Usertech/Canterbury Corp. and MSI/Canterbury Corp. Canterbury's subsidiaries will offer e-learning solutions, private training, training on demand and custom course development. However, Canterbury will no longer offer the customers of its wholly owned subsidiaries the opportunity to send small numbers of their employees to a public training facility for scheduled classroom training provided by CALC/Canterbury Corp.

CALC/Canterbury Corp. has negotiated Surrender Agreements with the four landlords involved in the closing of CALC/Canterbury's public training facilities. The four agreements are summarized in the following paragraphs. The charges of approximately $250,000 attached to the closing of these four facilities and the charges of approximately $12,000 for the termination of 17 employees total approximately $262,000 in expenses that will be reflected in Canterbury's fourth fiscal quarter ending November 30, 2003.

* On November 17, 2003, CALC/Canterbury Corp. signed a Surrender Agreement with Bank of Communications that called for the termination of the lease effective October 31, 2003 at One Exchange Place, New York, New York (square footage of 7,000). As part of the Lease Surrender Agreement, CALC/Canterbury agreed to pay all rent and other approved charges due and owing the landlord as of October 22, 2003 and that the security deposit of $42,875 be used as full payment of all rent and other approved charges due and owing under the lease. Prior to its termination, the lease required annual rent payments of $179,208 through September 2006.

* On November 20, 2003, CALC/Canterbury Corp. signed a Surrender Agreement with Teachers Insurance And Annuity Associate Of America that called for the cancellation of the lease effective November 30, 2003 at 780 Third Avenue, New York, New York (square footage of 10,000). To release each other from their respective obligations under the lease, CALC/Canterbury paid the landlord all fixed rent and additional rent payable under the lease through November 20, 2003 and attorney fees not to exceed $1,000. As part of the Lease Surrender Agreement CALC/Canterbury relinquished the security deposit of $33,000 for complete and general releases from all obligations under the lease. Prior to its termination, the lease required annual rent payments of $395,172 through May 2006.

* On November 25, 2003, CALC/Canterbury Corp. signed a Surrender Agreement with Woodbridge Place Associates that called for the termination of the lease effective November 30, 2003 at 517 Route 1 South, South Iselin, New Jersey 08830 (square footage of 3,000). As part of the Lease Surrender Agreement CALC/Canterbury agreed to pay its October rent and relinquish its security deposit of $5,750 for the November rent. Prior to its termination, the lease required annual rent payments of $81,732 through September 2005.

* On November 26, 2003 CALC/Canterbury executed a Lease Termination Agreement with Transwestern Lanidex, L.L.C. that terminates the lease at 500 Lanidex Executive Center, Parsippany, New Jersey effective November 30, 2003 (square footage of 23,561). As part of the Lease Surrender Agreement CALC/Canterbury relinquished the security deposit of $66,756 for complete and general releases from all obligations under the lease. Prior to its termination, the lease required annual rent payments of $532,692 through February 2008.

   In order to maintain both training and administrative facilities for each of its subsidiaries, Canterbury Consulting Group, Inc. entered into the following two agreements:

   On November 20, 2003 Canterbury Consulting Group, Inc. entered into a License Agreement with Teachers Insurance and Annuity Association of America to rent three classrooms and office space (4,500 square feet) at 780 Third Avenue, New York, New York for one year at $14,250 a month. This License Agreement has a 90-day, mutual cancellation clause.

   On December 2, 2003, the Registrant executed a three-year lease agreement with Transwestern Lanidex, L.L.C. for 6,500 square feet of space at 200 Lanidex Plaza, Parsippany, New Jersey. The space provides two classrooms and administrative offices for the following subsidiaries: CALC/Canterbury Corp., MSI/Canterbury Corp., Usertech/Canterbury Corp. and Canterbury Corporate University, Inc. The office lease calls for a $25,000 security deposit and monthly rent charges of $11,800.

   Each Canterbury subsidiary will be responsible for its pro rata share of the square footage of the aforementioned facility leases by Canterbury Consulting Group, Inc. under its own sublease agreement.


ITEM 7. EXHIBITS


      (c)  Exhibits



           Number                   Description

            99 The Company's news release, issued on December 8, 2003 CANTERBURY DISCONTINUES PUBLIC TRAINING * FOUR LOCATIONS CLOSED * CHARGES WILL BE TAKEN IN FOURTH QUARTER


                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CANTERBURY CONSULTING GROUP, INC.

                                         BY: /s/ Kevin J. McAndrew
                                         ----------------------------
                                         Kevin J. McAndrew, President

Dated: December 8, 2003